                                                                      EXHIBIT 11

                 COMPUTATION OF EARNINGS PER SHARE IN ACCORDANCE
                      WITH INTERPRETIVE RELEASE NO. 34-9083
                                    UNAUDITED

                                                             THIRD QUARTER ENDED      NINE MONTHS ENDED
                                                             JUNE 28,     JUNE 30,   JUNE 28,   JUNE 30,
(SHARES IN THOUSANDS)                                          1996        1995       1996       1995
- ---------------------                                        --------     -------    -------    -------
Actual weighted average shares outstanding for the period      31,083      33,894     31,083     33,854
Dilutive employee stock options                                 1,139       1,537      1,150      1,626
                                                             --------     -------    -------    -------
Weighted average shares outstanding for the period             32,222      35,431     32,233     35,480
                                                             ========     =======    =======    =======

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- ------------------------------------------------
Earnings from continuing operations                            34,379      28,927     92,942     73,185
Earnings from discontinued operations                              --       2,816         --      9,000
                                                             --------     -------    -------    -------
Earnings applicable to fully diluted earnings per share      $ 34,379     $31,743    $92,942    $82,185
                                                             ========     =======    =======    =======
Earnings per share based on SEC interpretive release
  No. 34-9083:

Earnings from continuing operations                              1.07       0.82       2.88        2.06
Earnings from discontinued operations                              --       0.08         --        0.26
                                                              -------    -------    -------    --------
Earnings per share - Fully Diluted (1)                        $  1.07    $  0.90    $  2.88    $   2.32
                                                              =======    =======    =======    ========

(1) There is no significant difference between fully diluted earnings per share and primary earnings per share.


                                      -15-